UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015 (April 29, 2015)

BREITLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 716-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2015, Breitling Energy Corporation (the “Company”) entered into an Administrative Services Agreement (“Services Agreement”) with Patriot Energy, Inc. (“Patriot”). Patriot is owned and controlled by Michael Miller, who indirectly owns approximately one third of the outstanding shares of the Company. Pursuant to the Services Agreement, the Company will provide Patriot (i) access to certain resources of the Company and (ii) access to certain of the Company’s oil and gas prospects for acquisitions of working interests and/or royalty interests (“Company Administrative Services”). Patriot will pay Company for the Company Administrative Services: (a) $300,000 per month, (b) $250,000 per prospect acquired by Patriot, and (c) a carried interest in each prospect acquired in an the amount equal to up to 25% of such prospect acquired by Patriot.

Item 8.01	Other Events.

On April 30, 2015, the Company issued a press release announcing the Administrative Services Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit
10.1	Administrative Services Agreement between Breitling Energy Corporation and Patriot Energy, Inc.
99.1	Press Release dated April 30, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITLING ENERGY CORPORATION

April 30, 2015	By:	/s/ Chris Faulkner
	Name:	Chris Faulkner
	Title:	Chief Executive Officer

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Exhibit Index

No.	Exhibit
10.1	Administrative Services Agreement between Breitling Energy Corporation and Patriot Energy, Inc.
99.1	Press Release dated April 30, 2015.

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